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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                Current Report Pursuant to Section 13 or 15(d) of
                       The Securities Exchange Act of 1934

         Date of Report (Date of earliest event reported) March 8, 2000


                                    APEX INC.
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             (Exact name of registrant as specified in its charter)


          WASHINGTON                    000-21959               91-1577634
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  (State or other jurisdiction        (Commission             (IRS Employer
       of incorporation)              File Number)         Identification No.)


                  9911 WILLOWS ROAD, N.E., REDMOND, WASHINGTON
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            98052 (Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code:  (425) 861-5858
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                                 NOT APPLICABLE
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          (Former name or former address, if changed since last report)


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ITEM 5.  Other Events

         On March 8, 2000, Apex Inc. ("Apex") and Cybex Computer Products Corporation ("Cybex") signed a definitive merger agreement pursuant to which the two companies intend to combine their businesses (the "Merger"). In the Merger, Apex and Cybex will each merge into separate transitory subsidiaries of a newly formed Delaware corporation. After the Merger, Apex and Cybex will be wholly-owned subsidiaries of the new Delwaware corporation. The Delaware corporation is currently called Aegean Sea Inc., and the parties intend to agree upon a new name prior to the closing of the Merger.

         A copy of the merger agreement is attached hereto as Exhibit 2.1. Such Exhibits are incorporated by reference into this Item 5 and the foregoing description is qualified in its entirety by reference to such Exhibits

ITEM 7.  Financial Statements, Pro Forma Financial Information and Exhibits

         (c)      Exhibits.

                  EXHIBIT NO.       DESCRIPTION

                  2.1 Agreement and Plan of Reorganization, dated as of March 8, 2000, by and among Apex Inc., Aegean Sea Inc. and Cybex Computer Products Corporation (Schedules and exhibits have been omitted pursuant to Item 601(b)(2) of Regulation S-K. The Company hereby undertakes to furnish supplementally copies of any of the omitted schedules and exhibits upon request by the Securities and Exchange Commission.)

                  99.1              Press release dated March 8, 2000.


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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                   APEX INC.

Dated:  March 10, 2000             By: /s/ Barry L. Harmon
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                                      Barry L. Harmon
                                      Chief Operating Officer, Chief Financial
                                      Officer and Treasurer